UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2016

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Subscription Agreement

            On October 7, 2016 (the “Closing Date”), SunOpta Inc. (the “Company”) and its wholly owned subsidiary, SunOpta Foods Inc. (the “Subsidiary”) entered into a subscription agreement (the “Subscription Agreement”) with Oaktree Organics, L.P. and Oaktree Huntington Investment Fund II, L.P. (collectively, the “Investors”). Pursuant to the Subscription Agreement, the Subsidiary issued an aggregate of 85,000 shares of Preferred Stock (as defined below) to the Investors for consideration in the amount of $85,000,000 (the “Aggregate Proceeds”). The Aggregate Proceeds will be used to prepay a portion of the principal outstanding under the Subsidiary’s second lien loan agreement with the lenders party thereto and Bank of Montreal, as administrative agent and collateral agent (the “Second Lien Loan Agreement”), and pay expenses associated with the transaction.

            The Subscription Agreement contains customary representations, warranties and covenants of the Company, the Subsidiary and the Investors, and the parties have agreed to indemnify each other against certain losses resulting from breaches of their respective representations, warranties and covenants.

            In connection with the Subscription Agreement, on the Closing Date the Company and the Subsidiary, as applicable, also entered into the Investor Rights Agreement, the Observer Agreement, the Exchange and Support Agreement and the Voting Trust Agreement (each as defined below).

            The Subscription Agreement, which is filed as an exhibit, is not intended to modify or supplement any factual disclosures about the Company in any public reports filed or to be filed with the U.S. Securities and Exchange Commission by the Company. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Subscription Agreement were made only for purposes of the Subscription Agreement and as of specified dates, were solely for the benefit of the parties to the Subscription Agreement, and are subject to qualifications and limitations agreed upon by the parties to the Subscription Agreement. Moreover, certain representations and warranties in the Subscription Agreement have been made for the purposes of allocating risk between the parties to the Subscription Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Subscription Agreement may not constitute the actual state of facts about the Company, the Subsidiary or the Investors. The representations and warranties set forth in the Subscription Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company, the Subsidiary or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Subscription Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

            This summary description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement filed with this report as Exhibit 10.1 and incorporated herein by reference.

Preferred Stock

            In connection with the Subscription Agreement, the Subsidiary has executed and filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation to, among other things, authorize and establish the rights and preferences of the Series A Preferred Stock in the capital of the Subsidiary (the “Preferred Stock”). The Preferred Stock is a new class of equity security that will rank senior to the common stock and any other shares of stock junior to the Preferred Stock in the capital of the Subsidiary with respect to distribution rights and rights upon liquidation.

            The holders of Preferred Stock (the “Holders”) will be entitled to receive quarterly distributions (“Dividends”) on each share of Preferred Stock. The annualized rate of the Dividends will be 8.0% prior to October 5, 2025, and 12.5% thereafter, in each case of $1,000 per share (the “Liquidation Preference”), subject to certain adjustments. Prior to October 5, 2025, the Subsidiary may pay Dividends in cash or elect, in lieu of paying cash, to add the amount that would have been paid to the Liquidation Preference. On the occurrence of certain events of noncompliance (an “Event of Noncompliance”), following a 30-day cure period, the rate of Dividends payable will increase by 1.0% quarterly, subject to a maximum increase of 5.0% . The failure to pay Dividends in cash after October 4, 2025 will be an Event of Noncompliance.

            At any time, the Holders may exchange their shares of Preferred Stock, in whole or in part, for a number of common shares in the capital of the Company (“Common Shares”) equal to, per share of Preferred Stock, the quotient of the Liquidation Preference divided by $7.50 (such price, the “Exchange Price” and such quotient, the “Exchange Rate”). The Exchange Price is subject to customary anti-dilution adjustments, including weighted-average adjustment for issuances of Common Shares below the Exchange Price, provided that the Exchange Price may not be lower than $7.00 (subject to adjustment in certain circumstances).

            The Subsidiary may cause the Holders to exchange all of the Preferred Stock into a number of Common Shares equal to the number of shares of Preferred Stock outstanding multiplied by the Exchange Rate if (i) fewer than 10% of the shares of Preferred Stock issued on the Closing Date must remain outstanding or (ii) on or after the third anniversary of the Closing Date, the average volume-weighted average price of the Common Shares during the then preceding 20 trading day period must be greater than 200% of the Exchange Price. Common Shares delivered on an exchange caused by the Subsidiary must be freely tradable by the Holders under applicable securities laws.

            At any time on or after the fifth anniversary of the Closing Date, the Subsidiary may redeem all of the Preferred Stock. The amount to be paid by the Company to the Holders on redemption is an amount, per share of Preferred Stock, equal to the Liquidation Preference.

            Upon certain events involving a change of control of the Company, the Subsidiary must use reasonable efforts to provide the Holders with the option to exchange shares of the Preferred Stock for a security in the surviving or successor entity that has the same rights, preferences and privileges as the Preferred Stock as adjusted for the change of control. The Subsidiary will also offer to redeem the Preferred Stock at an amount per share equal to the greater of (i) the Liquidation Preference plus an amount equal to the value of incremental Dividends through to the fifth anniversary of the Closing Date and (ii) the amount payable per Common Share in such change of control multiplied by the Exchange Rate. Such offer to redeem by the Subsidiary will be made at an amount per share equal to the Liquidation Preference if the aggregate number of Common Shares delivered in exchange for Preferred Stock exceeds 17,130,757, which is 19.99% of the outstanding Common Shares on the day preceding the Closing Date (such number, “Closing Date Shares”). If, following an offer by the Subsidiary on a change of control, any shares of Preferred Stock are redeemed at a per share price above the Liquidation Preference, the number of shares of Preferred Stock that may thereafter be exchanged for Common Shares must not exceed the Closing Date Shares.

            At any time if a Holder elects to exchange, or the Subsidiary causes an exchange of, Preferred Stock, the number of Common Shares delivered to each applicable Holder may not cause such Holder’s beneficial ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) to exceed 19.99% of the Common Shares that would be outstanding immediately following such exchange (the “Beneficial Ownership Exchange Cap”), unless the Shareholder Approval has been obtained (as defined below).

            So long as any Preferred Stock are outstanding, the affirmative vote or consent of the Holders of at least a majority of the outstanding Preferred Stock, voting together as a separate class, will be necessary for effecting or validating: (i) any issuance of stock on parity or senior to the Preferred Stock, (ii) any increase in the issued or authorized amount of Preferred Stock, (iii) any exchange, reclassification or cancellation of the Preferred Stock, except as provided and (iv) any amendment, modification or alteration of, or supplement to, the certificate of incorporation of the Subsidiary that would materially and adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock or any Holder.

            This summary description of the terms of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation of the Subsidiary filed with this report as Exhibit 4.1 and incorporated herein by reference.

Investor Rights Agreement

            In connection with the Subscription Agreement, the Company, the Subsidiary and the Investors entered into an investor rights agreement dated October 7, 2016 (the “Investor Rights Agreement”) providing for certain additional rights and obligations of the Investors.

            Pursuant to the Investor Rights Agreement, for so long as the Investors beneficially own or control at least 50% of the Preferred Stock issued on the Closing Date, including any corresponding Common Shares into which such Preferred Stock are exchanged, the Investors will be entitled to:

(a)	participation rights with respect to future equity offerings of the Company; and

(b)	governance rights, including the right to approve certain actions proposed to be taken by the Company and its subsidiaries, as more particularly set out in the Investor Rights Agreement.

            The Investors will be entitled to designate two nominees (each an “Investor Nominee”) for election to the board of directors of the Company (the “Board”) for so long as the Investors beneficially own or control at least 11.1% of the Common Shares, on an as-exchanged basis. If the Investors beneficially own or control less than 11.1% but more than 5% of the Common Shares, on an as-exchanged basis, they shall be entitled to designate one Investor Nominee. Each Investor Nominee must be an individual acceptable to the Company, acting reasonably, and eligible to serve as a director of the Company pursuant to applicable law. In addition, for so long as the Investors beneficially own or control at least 5% of the Common Shares, on an as-exchanged basis, the Investors have the right to designate one individual (and one alternate) to attend meetings of the Board as a non-voting observer (the “Observer”).

            The initial Investor Nominees are Dean Hollis and Albert D. Bolles, and were appointed as directors of the Company on October 7, 2016.

            The Investors have also been granted certain registration rights relating to the registered resale of Common Shares issuable or deliverable upon exchange of the Preferred Stock and certain Common Shares which may be purchased in the market or privately by the Investors subject to limitations set out in the Investor Rights Agreement (“Registrable Shares”). Pursuant to the Investor Rights Agreement, the Company is required to file a registration statement or prospectus, as applicable, covering Registrable Shares that the Investors request to be registered from time to time, but not more than twice in any 12-month period and subject to certain additional conditions set out in the Investor Rights Agreement. In certain circumstances, the Investors will have piggyback registration rights on offerings initiated by the Company. The registration rights granted to the Investors pursuant to the Investor Rights Agreement terminate on the first day following the date on which the direct or indirect ownership interest of the Investors of Common Shares on an as-exchanged basis is less than 5%.

            Pursuant to the Investor Rights Agreement, the Investors have agreed to a standstill with respect to the acquisition of additional securities of the Company, subject to certain exceptions. Such exceptions include (a) pursuant to an agreement with the Company and the consent of the Board, acquiring Common Shares pursuant to a formal tender offer or take-over bid, which when aggregated with the existing Common Shares beneficially owned or controlled by the Investors, on an as-exchanged basis, does not exceed 27% of the outstanding Common Shares, on a partially diluted basis and (b) the ability of the Investors to purchase up to 3,000,000 Common Shares on the market or in private transactions within 12 months of the Closing Date without the prior written consent of the Company. The standstill continues until the later of (a) 24 months following the Closing Date and (b) 12 months following the later of the date on which (i) no Investor Nominee serves on the Board and (ii) the governance rights referred to above are terminated. The Investors have also agreed to a lock-up that prohibits them from selling Preferred Stock or Common Shares issuable upon exchange of the Preferred Stock prior to April 7, 2018, subject to certain exceptions.

            Pursuant to the Investor Rights Agreement, the Investors may request that the Company seek to obtain approval by the shareholders of the Company of a resolution to (i) remove the Beneficial Ownership Exchange Cap, (ii) remove the Voting Cap (as defined below under “Special Voting Shares and Voting Trust Agreement”) and (iii) waive the application of the Company’s shareholder rights plan to the acquisition by the Investors of beneficial ownership of the Special Voting Shares and Common Shares issued on exchange of the Preferred Stock (collectively, the “Shareholder Approval”).

            In connection with the designation of the Observer pursuant to the Investor Rights Agreement, on October 7, 2016, the Company also entered into a board observer and confidentiality agreement (the “Observer Agreement”) with the Observer providing for certain rights and obligations of the Observer as a non-voting observer of the board of directors.

            This summary description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement filed with this report as Exhibit 10.2 and incorporated herein by reference.

Exchange and Support Agreement

            In connection with the Subscription Agreement, the Company, the Subsidiary and the Investors entered into an exchange and support agreement dated October 7, 2016 (the “Exchange and Support Agreement”), providing for, among other things, the grant by the Company to each Holder, from time to time, of the right to exchange such Preferred Stock with the Company for Common Shares.

            This summary description of the Exchange and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange and Support Agreement filed with this report as Exhibit 10.3 and incorporated herein by reference.

Special Voting Shares and Voting Trust Agreement

            On October 7, 2016, the Company filed Articles of Amendment to designate a series of special shares as Special Shares, Series 1 (the “Special Voting Shares”). The Special Voting Shares entitle the holder thereof to one vote per Special Voting Share on all matters submitted to a vote of the holders of Common Shares, together as a single class, subject to certain exceptions.

            In connection with the Subscription Agreement, 11,333,333 Special Voting Shares were issued to and deposited with an affiliate of the Investors (the “Trustee”), as trustee for and on behalf of the Investors and their affiliates that may hold the Preferred Stock from time to time pursuant to a voting trust agreement dated October 7, 2016 (the “Voting Trust Agreement”) between the Company, the Subsidiary, the Investors and the Trustee. Pursuant to the Voting Trust Agreement, additional Special Voting Shares will be issued, or existing Special Voting Shares shall be redeemed, as necessary to ensure that the aggregate number of Special Voting Shares outstanding is equal to the number of shares of Preferred Stock outstanding from time to time multiplied by the quotient obtained by dividing the Liquidation Preference at such time by the Exchange Price in effect at such time (subject to adjustment in certain circumstances), subject to certain restrictions.

            Pursuant to the Voting Trust Agreement, until the Shareholder Approval is obtained, the voting rights attached to the Special Voting Shares are also subject to the following restrictions:

(a)

the aggregate number of votes exercised by the Investors in respect of the Special Voting Shares shall not exceed 17,130,757, being 19.99% of the outstanding Common Shares on the Closing Date (the “Voting Cap”), subject to adjustment in certain circumstances; and

(b)

the aggregate number of votes exercised by the Investors in respect of the Special Voting Shares, shall not exceed the number of Common Shares that the Investors would be entitled to receive upon exchange of its Preferred Stock in compliance with the Beneficial Ownership Exchange Cap.

            The Special Voting Shares are not transferrable and the voting rights associated with the Special Voting Shares will terminate upon the transfer of the Preferred Stock to a third party, other than a controlled affiliate of the Investors.

            This summary description of the Special Voting Shares and the Voting Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment of the Company filed with this report as Exhibit 4.2 and the Voting Trust Agreement filed with this report as Exhibit 10.4, in each case incorporated herein by reference.

Amendments to the Global Credit Facility and the Second Lien Loan Agreement

            In connection with the transactions detailed above, on October 7, 2016, the Company, the Subsidiary and the other guarantors and/or borrowers party thereto entered into amendments to (i) the Subsidiary’s revolving asset-based credit facility with the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent and (ii) the Second Lien Loan Agreement. These amendments amended the covenants limiting restricted payments and indebtedness and certain other provisions and definitions of these agreements to allow for the issuance of the Preferred Stock by the Subsidiary. Additionally, the Second Lien Loan Agreement was amended to permit the non-pro rata repayment of loans held by certain lenders thereunder with the net proceeds of the issuance of the Preferred Stock.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

            The disclosures set forth in Item 1.01 of this report are incorporated herein by reference. The sale and issuance to the Investors of the Preferred Stock by the Subsidiary and the Special Voting Shares by the Company, and the issuance of Common Shares by the Company upon the exchange of the Preferred Stock, have been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

            The disclosures set forth in Item 1.01 of this report under the heading “Special Voting Shares and Voting Trust Agreement” are incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

            The disclosures set forth in Item 1.01 of this report under the heading “Investor Rights Agreement” are incorporated herein by reference.

            On October 7, 2016, Douglas Greene resigned as a director of the Company.

            On October 7, 2016, Brendan Springstubb was appointed as a director of the Company, to fill the vacancy among the directors created by the resignation of Douglas Greene. Mr. Springstubb is a Principal at Engaged Capital, LLC, the Corporation's second largest shareholder. Engaged Capital entered into a non-disclosure agreement with the Company on September 14, 2016 in connection with providing advice and assistance to the Company in its consideration of strategic alternatives. It assisted in the process by bringing the shareholders' perspective to the negotiations with the Investors.

            On October 7, 2016, the size of the board of directors of the Company was increased to nine, and Dean Hollis and Albert D. Bolles were appointed as directors of the Company. Messrs. Hollis and Bolles are the nominees of the Investors that were appointed pursuant to the terms of the Investor Rights Agreement.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR END.

            The disclosures set forth in Item 1.01 of this report under the heading “Special Voting Shares and Voting Trust Agreement” are incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

            On October 7, 2016, the Company issued a press release announcing the closing of the transactions described in this report. A copy of the press release is attached as Exhibit 99.1 to this report.

            The information in Item 7.01 of this Current Report on Form 8-K, including exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

            The list of exhibits in the Exhibit Index is incorporated herein by reference.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Robert McKeracher

Robert McKeracher
Vice President and Chief Financial Officer

Date	October 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of SunOpta Foods Inc., setting forth the terms of its Series A Preferred Stock, which is exchangeable for Common Shares of SunOpta Inc.

4.2	Articles of Amendment of SunOpta Inc., setting forth the terms of its Special Shares, Series 1

10.1	Subscription Agreement, dated October 7, 2016, between SunOpta Inc., SunOpta Foods Inc. and Oaktree Organics, L.P. and Oaktree Huntington Investment Fund II, L.P.

10.2	Investor Rights Agreement, dated October 7, 2016, between SunOpta Inc., SunOpta Foods Inc. and Oaktree Organics, L.P. and Oaktree Huntington Investment Fund II, L.P.

10.3

Exchange and Support Agreement, dated October 7, 2016, between SunOpta Inc., SunOpta Foods Inc., Oaktree Organics, L.P. and Oaktree Huntington Investment Fund II, L.P. and any person that becomes a Holder of Preferred Stock, from time to time

10.4

Voting Trust Agreement, dated October 7, 2016, between SunOpta Inc., SunOpta Foods Inc., the trustee named therein, Oaktree Organics, L.P. and Oaktree Huntington Investment Fund II, L.P. and any other Holder of Preferred Stock, from time to time

99.1	Press Release dated October 7, 2016.